UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2008

CANYON BANCORP

(Exact name of registrant as specified in its charter)

California	333-135607	20-4346215
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

1711 E. Palm Canyon Drive, Palm Springs, CA 92264

(Address of principal executive offices)

(Zip code)

(760) 325-4442

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	RECENT SALE OF UNREGISTERED SECURITIES; USE OF PROCEEDS FROM REGISTERED SECURITIES

On October 28, 2008, the Company (“Canyon Bancorp”) sold an aggregate of 413,691 shares of its common stock for a purchase price of $9.50 per share to certain of its directors, executive officers and its principal shareholder, the Agua Caliente Band of Cahuilla Indians, in a private placement of its securities. The purchase price of the shares was $9.50 per share, or an aggregate of $3,930,000, the fair market value of the shares as determined by the Board of Directors of the Company. As part of its determination of the fair market value, the board received from an independent investment bank a valuation report that provided the board with a range of values for the shares. The Company intends to downstream a significant portion of the proceeds from the private placement to its wholly-owned subsidiary, Canyon National Bank. The securities were sold in a private placement transaction exempt from registration under the federal securities law pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description

99.1	Press Release dated October 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2008	CANYON BANCORP

	By:	/s/ Jonathan J. Wick
Jonathan J. Wick, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Press Release dated October 31, 2008